UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-1026454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on August 5, 2013, The Mosaic Company (“Mosaic,” and with its direct and indirect subsidiaries, individually or in any combination, “we,” “us,” “our” or the “Company”) entered into a Shareholders’ Agreement with Saudi Arabian Mining Company (“Ma’aden”) and Saudi Basic Industries Corporation (“SABIC”) under which the parties have formed Ma’aden Wa’ad Al Shamal Phosphate Company, a joint venture (the “Northern Promise Joint Venture”), to develop, own and operate integrated phosphate production facilities (the “Project”) in the Kingdom of Saudi Arabia. Mosaic owns its 25% equity interest in the Northern Promise Joint Venture through Mosaic Phosphates B.V., a wholly-owned subsidiary of Mosaic (“Mosaic B.V.”). We will market approximately 25% of the production of the Northern Promise Joint Venture. When completed, the project is expected to diversify our sources for phosphate production and help us meet the increasing needs of our global customers.

To date, our investment in the Project is approximately $322.8 million. We currently estimate that the cost to develop and construct the Project will approximate $7.5 billion, which we expect to be funded primarily through investments by us, Ma’aden and SABIC and through borrowing arrangements and other external project financing facilities (“Funding Facilities”). We currently estimate that our cash investment in the Project, including the amount we have invested to date together with the amounts discussed below, will approximate $1 billion.

On June 30, 2014, the Northern Promise Joint Venture entered into Funding Facilities with a consortium of 20 financial institutions for a total amount of approximately $5.0 billion.

Also on June 30, 2014, in support of the Funding Facilities, Mosaic, Mosaic B.V., Ma’aden, SABIC and the Northern Promise Joint Venture entered into an Equity Support, Subordination and Retention Agreement (the “ESSRA”) with Mizuho Corporate Bank, Ltd., as Intercreditor Agent for certain Finance Parties, and Riyad Bank, London Branch, as Offshore Security Trustee and Agent for certain secured parties. Under the ESSRA, in general terms and among other matters, we, together with Ma’aden and SABIC, have agreed to:

(a)	provide our respective shares (in proportion to our respective equity interests in the Northern Promise Joint Venture) of the funding necessary for the Northern Promise Joint Venture:

(i)	in the form of equity, or shareholder subordinated loans, up to $2.25 billion to fund base project costs and $150 million to fund standby project costs to complete and commission the Project (the “Equity Commitments”);

(ii)	in the form of equity, or shareholder or bank subordinated loans, to fund cost overruns on the Project (the “Additional Cost Overrun Commitment”) to the extent the costs to complete and commission the Project exceed the sum of (A) the aggregate amount of the Equity Commitments, (B) funding commitments under Funding Facilities for the Project, and (C) certain other amounts, if any, available to fund the Project;

(b)	in the event the Northern Promise Joint Venture has insufficient funds to pay scheduled debt service (excluding accelerated amounts) payable under the Funding Facilities and certain other amounts (“Scheduled Debt Service”), provide our respective proportionate shares, in the form of equity, or shareholder or bank subordinated loans, of the amount necessary to pay such Scheduled Debt Service (the “DSU Commitment”);

(c)	to the extent that, by December 31, 2016, the Northern Promise Joint Venture has not received payment of certain governmental funding that has been allocated for the development of infrastructure assets to be utilized for the Project in the amount of at least $260 million, provide subordinated bridge loans to the Northern Promise Joint Venture in the amount of our respective proportionate shares of the shortfall (the “IFA Bridge Loan”); and

(d)	from the earlier of the project completion date or June 30, 2020, to the extent there is a shortfall in the amounts available to the Northern Promise Joint Venture to pay Scheduled Debt Service, deposit, into an account established for the payment of Scheduled Debt Service, an amount up to the respective amount of certain shareholder tax amounts, and severance fees under the Northern Promise Joint Venture’s mining license, paid within the prior 36 months by the Northern Promise Joint Venture on behalf of us, Ma’aden and SABIC, if any.

The Northern Promise Joint Venture has not yet entered into definitive agreements for certain of the planned Funding Facilities (the “Future Funding Facilities”) for the Project, and the definitive terms with respect to these Future Funding Facilities have not been established. To the extent that the Northern Promise Joint Venture does not obtain definitive commitments for certain of these Future Funding Facilities in the amount of SAR 2.1 billion (approximately $560 million) aggregate principal amount by June 30, 2016, we, together with Ma’aden and SABIC, have agreed to either arrange for other Future Funding Facilities or provide funding in the form of financial indebtedness to the Northern Promise Joint Venture in the amount of our respective proportionate shares of the shortfall.

The Additional Cost Overrun Commitment and the DSU Commitment expire on the earlier of the project completion date or June 30, 2020. Our proportionate share of amounts covered by the DSU Commitment is not presently anticipated to exceed approximately $200 million. We anticipate that, in connection with the Future Funding Facilities, we and the Northern Promise Joint Venture will undertake obligations in addition to the current Equity Commitments, the Additional Cost Overrun Commitment, the DSU Commitment and the IFA Bridge Loan.

Mosaic has guaranteed the obligations of Mosaic Phosphates B.V. under the ESSRA.

The ESSRA also includes certain provisions with respect to retention of shares by us, Ma’aden and SABIC.

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This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the Northern Promise Joint Venture, its expected cost and our expected investment in it, and the amount, terms, availability and sufficiency of funding for the Project from us, Ma’aden, SABIC and existing or future external sources; the acquisition and assumption of certain related liabilities of the Florida phosphate assets of CF Industries, Inc. (“CF”) and the ammonia supply agreements with CF; the benefits of the transactions with CF; repurchases of stock; other proposed or pending future transactions or strategic plans and other statements about future financial and operating results. Such statements are based upon the current beliefs and expectations of The Mosaic Company’s management and are subject to significant risks and uncertainties. These risks and uncertainties include but are not limited to risks and uncertainties arising from the ability of the Northern Promise Joint Venture to obtain additional planned funding in acceptable amounts and upon acceptable terms, the future success of current plans for the Northern Promise Joint Venture and any future changes in those plans; difficulties with realization of the benefits of the transactions with CF, including the risks that the acquired assets may not be integrated successfully or that the cost or capital savings from the transactions may not be fully realized or may take longer to realize than expected, or the price of natural gas or ammonia changes to a level at which the natural gas based pricing under one of the long term ammonia supply agreements with CF becomes disadvantageous to Mosaic; customer defaults; the effects of Mosaic’s decisions to exit business operations or locations; the predictability and volatility of, and customer expectations about, agriculture, fertilizer, raw material, energy and transportation markets that are subject to competitive and other pressures and economic and credit market conditions; the level of inventories in the distribution channels for crop nutrients; changes in foreign currency and exchange rates; international trade risks and other risks associated with Mosaic’s international operations and those of joint ventures in which Mosaic participates, including the risk that protests against natural resource companies in Peru extend to or impact the Miski Mayo mine; changes in government policy; changes in environmental and other governmental regulation, including greenhouse gas regulation, implementation of numeric water quality standards for the discharge of nutrients into Florida waterways or possible efforts to reduce the flow of excess nutrients into the Mississippi River basin or the Gulf of Mexico; further developments in judicial or administrative proceedings, or complaints that Mosaic’s operations are adversely impacting nearby farms, business operations or properties; difficulties or delays in receiving, increased costs of or challenges to necessary governmental permits or approvals or increased financial assurance requirements; resolution of global tax audit activity; the effectiveness of Mosaic’s processes for managing its strategic priorities; adverse weather conditions affecting operations in Central Florida, the Mississippi River basin, the Gulf Coast of the United States or Canada, and including potential hurricanes, excess heat, cold, snow, rainfall or drought; actual costs of various items differing from management’s current estimates, including, among others, asset retirement, environmental remediation, reclamation or other environmental regulation, Canadian resources taxes and royalties, the liabilities Mosaic has assumed in the phosphate assets acquisition from CF, the cost of Mosaic’s commitments to repurchase its stock, or the costs of the Project, its existing or future funding and our commitments in support of such funding; reduction of Mosaic’s available cash and liquidity, and increased leverage, due to its use of cash and/or available debt capacity to fund share repurchases, financial assurance requirements and strategic investments; brine inflows at Mosaic’s Esterhazy, Saskatchewan, potash mine or other potash shaft mines; other accidents and disruptions involving Mosaic’s operations, including potential mine fires, floods, explosions, seismic events or releases of hazardous or volatile chemicals, as well as other risks and uncertainties reported from time to time in The Mosaic Company’s reports filed with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: July 1, 2014	By:	/s/ Mark J. Isaacson
	Name:	Mark J. Isaacson
	Title:	Vice President, Acting General Counsel and Corporate Secretary